UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                            AXSYS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     (3)  Filing Party:


          ----------------------------------------------------------------------

     (4)  Date Filed:


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

                                                                          [LOGO]

                                                         April 14, 2003

Dear Axsys Technologies Stockholder:

      On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on May 13, 2003, at 10:00 a.m., at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut.

      The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.

                                                         Very truly yours,


                                                         /s/ Stephen W. Bershad

                                                         Stephen W. Bershad
                                                         Chairman of the Board
                                                         Chief Executive Officer

  AXSYS TECHNOLOGIES, INC. 175 CAPITAL BOULEVARD SUITE 103 ROCKY HILL, CT 06067

                860.257.0200 FAX 860.594.5750 web: www.axsys.com

                                     [LOGO]

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                                   To Be Held
                              Tuesday, May 13, 2003
                                   10:00 A.M.

      The Annual Meeting of Stockholders of Axsys Technologies, Inc. ("Axsys") will be held on May 13, 2003 at 10:00 a.m., at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut, for the following purposes:

      1.    To elect five directors to the Board of Directors; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record of Axsys' Common Stock, par value $.01 per share, at the close of business on March 31, 2003 are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting at the offices of Axsys Technologies, Inc. in Rocky Hill, Connecticut.

      Whether or not you expect to attend the meeting, it is important that your shares be represented, regardless of the number of shares you hold. Accordingly, you are encouraged to sign, date and return the enclosed proxy card in the reply envelope provided as soon as possible.

                                             By Order of the Board of Directors,


                                             /s/ David A. Almeida

                                             David A. Almeida
                                             Secretary

--------------------------------------------------------------------------------
                                   -IMPORTANT-

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                                                          [LOGO]

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

Axsys Technologies, Inc.'s, ("Axsys") Board of Directors is soliciting proxies to be voted at the 2003 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted on at the meeting.

On April 16, 2003, we began mailing these proxy materials to all stockholders of record at the close of business on March 31, 2003, the record date for the 2003 Annual Meeting. On the record date, there were 4,654,143 shares of Axsys common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

As required by Delaware law, a list of stockholders entitled to vote at the annual meeting will be available during the 2003 Annual Meeting and for ten days prior to the meeting, during ordinary business hours at Axsys' corporate headquarters, 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

HOW MANY VOTES DO I HAVE?

You may vote all shares of Axsys common stock that you owned at the close of business on March 31, 2003, the record date. These shares include:

o     Shares held directly in your name as the "stockholder of record";
o Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name"; and
o Shares credited to your account in the Axsys Technologies, Inc. 401(k) Retirement Plan.

IF I AM A STOCKHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

If you are a stockholder of record, you may vote your proxy by mail by simply marking your proxy card, dating and signing it and returning it to Mellon Investor Services in the postage-paid envelope provided.

If you vote by mail, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all or some of the nominees for director or whether you withhold authority to vote for all directors. If you vote by mail, sign your proxy card, and you do not indicate specific choices, your shares will be voted "FOR" the election of all five nominees for director.

If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it any one of three ways:

o     Submit a valid later-dated proxy;
o Notify Axsys' secretary in writing before the annual meeting that you have revoked your proxy; or
o     Vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

If you are a stockholder of record, you may cast your vote in person at the annual meeting. If you plan to vote in person, please see "How can I Gain Admittance to the Annual Meeting" below.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the telephone or by mail. Please refer to the voting instructions form included in these materials by your broker or nominee.

HOW DO I VOTE MY AXSYS COMMON STOCK HELD IN THE AXSYS 401(k) PLAN?

If you are a participant in the Axsys 401(k) Plan ("the Plan") and hold shares of Axsys common stock within the Plan, you will receive a proxy card that covers shares credited to your Plan account. This proxy card serves as a voting instruction for the trustee of the Plan in which you are a participant. If you do not return this proxy card to the Plan trustee, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of Axsys common stock held in the Plan in direct proportion to the voting of allocated shares in the Plan for which voting instructions have been received unless doing so would be inconsistent with the trustee's duties.

WHAT CONSTITUTES A QUORUM?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the conduct of business at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE THE ELECTION OF DIRECTORS?

Election of Five Directors              The affirmative vote of a majority of
                                        the votes cast by stockholders entitled
                                        to vote, present in person or by proxy,
                                        at the Annual Meeting, is required to
                                        elect each Director

With respect to the election of directors, abstentions or broker non-votes, if any, will not be counted for purposes of determining the number of votes cast and will have no effect on the outcome of the voting for directors. These shares, will however, be counted for purposes of determining a quorum. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the Nasdaq National Market and the beneficial owner has not instructed the broker how to vote on these proposals.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

Axsys is paying the cost of preparing, printing and mailing these proxy materials. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone and similar means by directors, officers and regular employees of Axsys without additional compensation. We will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of common stock.

HOW CAN I GAIN ADMITTANCE TO THE ANNUAL MEETING?

If you are a stockholder of record, you need to bring a form of personal photo identification with you in order to be admitted to the Annual Meeting. If you want to attend the Annual Meeting and you do not hold shares in your name but hold them through a bank, broker or other holder of record, you will need to present a letter from the holder of record that confirms your ownership of those shares and a form of personal photo identification in order to be admitted to the Annual Meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership and proper photo identification.

                      NOMINATION AND ELECTION OF DIRECTORS
                                   (Proposal)

      Axsys' By-Laws provide for a Board of Directors ("the Board") of not less than two nor more than twelve directors, as determined from time to time by resolution of the Board. The Board currently has five members whose terms expire at the 2003 Annual Meeting. Four of these directors, Stephen W. Bershad, Anthony
J. Fiorelli, Jr., Eliot M. Fried and Richard F. Hamm, Jr. will stand for re-election at the annual meeting. The fifth director, Robert G. McConnell, is resigning from the Board effective at the annual meeting after three years of service due to recent changes in his employment. Robert G. Stevens will stand for election by the shareholders along with Messrs. Bershad, Fiorelli, Fried and Hamm.

      As previously noted, proxies will be voted, unless authority is withheld, FOR the election as directors of the five nominees to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

      The following table lists the name of each nominee for director, his age at March 31, 2003 and the period during which he has served as a director.

                                                                        Director
Name                                                        Age          Since
----                                                        ---          -----
Stephen W. Bershad ...............................          61            1986
Anthony J. Fiorelli, Jr. .........................          72            1986
Eliot M. Fried ...................................          70            1994
Richard F. Hamm, Jr. .............................          43            2000
Robert G. Stevens ................................          49             --

      Mr. Bershad has been Chairman of the Board and Chief Executive Officer of Axsys since 1986 and was President of Axsys from 1986 to August 1999 and from March 2002 to the present. Prior thereto, he was a Managing Director of Lehman Brothers, Inc. and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

      Mr. Fiorelli, Jr. has been a private investor since January 1, 1997. From December 1985 until June 1997, he was President of Strategic Management Consulting Services, Inc., which is a management-consulting firm. Prior to that time, Mr. Fiorelli was President and Chief Executive Officer of General Defense Corporation, a diversified engineering and manufacturing company. Mr. Fiorelli also serves as a director of the United States Merchant Marine Academy Alumni Foundation.

      For more than five years prior to his retirement in February 2000, Mr. Fried was a Managing Director - Corporate Finance at Lehman Brothers, Inc. Mr. Fried is a director of Blount International, Inc., a manufacturer of industrial equipment products, and a director of Grant Prideco Inc., an oil field products company.

      Since April 2002, Mr. Hamm has been the Vice President and Deputy General Counsel of Medtronic, Inc., which is a leading medical technology company. Prior to that time, Mr. Hamm had been the Vice President - Corporate Development and Planning at Carlson Companies, Inc., a travel, hospitality and marketing company for three years. For more than five years prior thereto, he was Senior Vice President - Legal and Business Development and Vice President and General Counsel at Tropicana Products, Inc., a leading producer of branded juice products. Mr. Hamm is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

      Since 2002, Mr. Stevens has been President of Growth Insight, Inc., a strategic planning practice, which helps corporate and nonprofit clients develop and improve customer-centric business models. Prior to that time, Mr. Stevens had been the Executive Vice President of Bluefly, Inc., a publicly traded internet retailer of off-price fashion merchandise, for three years. From 1992 until 1999 Mr. Stevens served as Vice President and Partner of Mercer Management Consulting, Inc., the management-consulting arm of Marsh & McLennan, Inc. Mr. Stevens serves as a Director of Bluefly, Inc. and as Vice Chairman of the Board of Trustees of the Shambhala Center of New York.

The Board of Directors and Committees

      The Board of Directors is responsible for the management and direction of Axsys and for establishing broad corporate policies. There are no family relationships among any of the directors and executive officers of Axsys. The Board of Directors met five times during 2002 and acted seven times by Unanimous Written Consent. The Board of Directors has standing Audit, Compensation, Stock Incentive Plan, Non-Officer Grant and Nominating and Governance Committees.

      Consistent with the audit committee structure and membership requirements of the Nasdaq National Market, the Audit Committee is comprised of Messrs. Fiorelli, Fried and McConnell. The members of the Audit Committee are independent directors under the Nasdaq requirements. As provided in its charter, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by reviewing Axsys' financial information that is provided to shareholders and others, the systems of internal controls, which management and the Board have established, and the audit process. The Audit Committee met four times in 2002 and acted once by Unanimous Written Consent.

      The Compensation Committee is currently comprised of Messrs. Fiorelli, Fried and Hamm. The Compensation Committee oversees compensation policies of Axsys. The Compensation Committee met once in 2002 and acted twice by Unanimous Written Consent. The Board of Directors has approved a written charter for the Compensation Committee. A copy of the new Compensation Committee Charter is included as Exhibit A to this Proxy Statement.

      The Stock Incentive Plan Committee is comprised of Messrs. Fiorelli, Fried and Hamm. The Stock Incentive Plan Committee administers and makes awards under Axsys' Stock Incentive Plan. The Stock Incentive Plan Committee met once during 2002.

      The Non-Officer Grant Committee is comprised of Mr. Bershad. The Non-Officer Grant Committee administers and makes awards under Axsys' Stock Incentive Plan to non-officer employees. The Non-Officer Grant Committee did not meet during 2002.

      The Nominating and Governance Committee is comprised of Messrs. Bershad, Fiorelli and Hamm. The Nominating and Governance Committee selects candidates for the office of director of Axsys and recommends to the full Board the names of persons (a) to be presented to the stockholders for election as directors and
(b) to fill vacancies in the Board of Directors that may exist or be created by reason of death, resignation, removal or otherwise, including by reason of an increase in the number of directors. The Nominating and Governance Committee met once during 2002.

      All directors or committee members, as applicable, attended all meetings of the Board and of the Committees held during 2002. The compensation of non-employee directors is fixed by the Board of Directors. Non-employee Directors of Axsys receive an annual retainer fee of $12,000 plus meeting fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended other than in connection with a Board meeting. Directors who are employees of Axsys or any subsidiary do not receive fees or other compensation for their services as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.

      Non-employee directors may be granted options to purchase Common Stock from time to time for their services as directors. On August 14, 2002, each of Messrs. Fried, Fiorelli, Hamm and McConnell were granted options to purchase 3,530 shares of Common Stock at an exercise price of $8.50 per share with an expiration date of August 14, 2012, which options vest at the rate of 20% per year commencing on the first anniversary of the date of grant. The Stock Incentive Plan provides that upon election to the Board, a non-employee director will be granted an option to purchase that number of shares of Common Stock, which on the date of grant have a Fair Market Value (as defined in the Stock Incentive Plan) equal to $60,000.

      The Board of Directors recommends a vote FOR the election as directors of all of the nominees.

Executive Officers

      The following table lists the name of each current executive officer of Axsys, his age at March 31, 2003, and his current position with Axsys.

Name                               Age      Position
----                               ---      --------

Stephen W. Bershad .......         61       Chief Executive Officer
David A. Almeida .........         43       Vice President, Chief Financial
                                            Officer, Secretary and Treasurer
Kenneth F. Stern .........         42       Vice President, Strategic Planning
                                            and Corporate Development

      Mr. Bershad has been Chairman of the Board and Chief Executive Officer of Axsys since 1986 and was President of Axsys from 1986 to August 1999 and from March 2002 to the present. Prior thereto, he was a Managing Director of Lehman Brothers, Inc. and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

      Mr. Almeida joined Axsys in November 2001 as Vice President, Chief Financial Officer, Secretary and Treasurer with nearly twenty years of finance and administrative experience with high technology companies. Most recently, Mr. Almeida was Vice President Finance with ADC Telecommunications, Inc. Broadband, Access and Transport Group. Mr. Almeida spent eight years with ADC in a variety of executive positions managing finance, human resources, information technology and customer services organizations through complex financial and business issues in a variety of ADC businesses.

      Mr. Stern has been Vice President, Strategic Planning and Corporate Development of Axsys since October 1994. From December 1992 to October 1994, Mr. Stern was a management consultant specializing in strategic planning and corporate development for technology companies at Monitor Company.

      All of the executive officers serve at the pleasure of the Board of Directors. Severance agreements have been entered into with certain executive officers. See the discussion under "Agreements with Directors and Officers" below.

                           BENEFICIAL STOCK OWNERSHIP

      The following table sets forth certain information as of March 31, 2003 concerning beneficial ownership of Common Stock of Axsys by (i) each director,
(ii) each of the executive officers named in the compensation table below and
(iii) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before May 30, 2003 ("Exercisable Options"). All persons have sole voting and investment power except as otherwise indicated.

                                                                   Shares of Common Stock
                                                                   Beneficially Owned (1)
                                                                   ----------------------
       Name                                                          Number       Percent
-----------------------------------------------------------        ---------      -------
Stephen W. Bershad (2) (4) ................................        1,281,507        27.4
David A. Almeida (3) (4) ..................................            5,000           *
Kenneth F. Stern (5) ......................................           54,000           *
Anthony J. Fiorelli, Jr. (6) ..............................           24,880           *
Eliot M. Fried (7) ........................................           10,995           *
Robert G. McConnell (8) ...................................            3,293           *
Richard F. Hamm, Jr. (9) ..................................            1,793           *
All executive officers and directors as a group (7 persons)        1,381,468        29.0

----------

* Less than 1%.

(1) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Includes 26,600 shares of Common Stock underlying options, which are exercisable as of March 31, 2003 or within 60 days after such date. Mr. Bershad owns 664,143 shares of Common Stock directly and 590,764 shares of Common Stock indirectly through SWB Holding Corporation, of which he is the sole shareholder and chairman. Mr. Bershad's address is 175 Capital Boulevard, Suite 103, Rocky Hill, CT 06067. Excludes 5,411 shares representing his interest in the Axsys Technologies, Inc. 401(k) Retirement Plan (the "401(k) Plan").

(3) Represents 5,000 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date.

(4) Stephen W. Bershad and David A. Almeida, who are executive officers of Axsys, are the sole trustees of the 401(k) Plan and may be deemed to beneficially own shares of Common Stock held by 401(k) Plan. Except to the extent of his individual interest therein, each of Messrs. Bershad and Almeida disclaims beneficial ownership of such 401(k) Plan shares.

(5) Includes 46,000 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date, and 8,000 shares of common stock owned directly. Excludes 1,575 shares representing his interest in the 401(k) Plan.

(6) Includes 10,995 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date and 13,885 shares of common stock owned directly.

(7) Represents 10,995 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date.

(8) Represents 1,793 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date and 1,500 shares of Common Stock owned directly.

(9) Represents 1,793 shares of Common Stock underlying options, which are exercisable as of March 31, 2003, or within 60 days after such date.

                             PRINCIPAL STOCKHOLDERS

      Axsys knows of no person who, as of March 31, 2003, beneficially owned more than five percent of the Common Stock outstanding, except for Mr. Bershad and except as set forth below.

                                         Nature of              Amount and
Name and Address of Beneficial Owner     Beneficial Ownership   Percent of Class
------------------------------------     --------------------   ----------------

Kern Capital Management, LLC (1)
114 West 47th Street, Suite 1926
New York, NY 10036 .............                694,600               14.9%

Albert Fried & Company, LLC (2)
60 Broad Street, 39th Floor
New York, NY 10004 .............                507,437               10.9%

Dimensional Fund Advisers (3)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401 .........                276,200                5.9%

----------

      (1) On February 14, 2003, Kern Capital Management, LLC filed Schedule 13G with the Securities and Exchange Commission ("SEC") reflecting holdings of Axsys' Common Stock.

      (2) On January 21, 2003, Albert Fried & Company, LLC filed Scheduled 13G with the SEC reflecting holdings of Axsys' Common Stock.

      (3) On February 10, 2003, Dimensional Fund Advisors filed Schedule 13G with the SEC reflecting holdings of Axsys' Common Stock.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning compensation during the years ended December 31, 2000, 2001 and 2002 for services in all capacities awarded to, earned by or paid to Axsys' Chief Executive Officer and the two other highly compensated executive officers of Axsys (collectively, the "Named Executives"):

                           Summary Compensation Table

                                                                            Long Term
                                            Annual Compensation            Compensation
                                   ----------------------------------    -----------------
                                                                            Number of
                                                                            Securities
                                                                            Underlying        All Other
Name and Principal                                             Bonus          Options        Compensation
Position                           Year       Salary ($)      ($) (1)    (# of Shares) (2)      ($) (3)
---------------------------        ----       ----------      -------    -----------------   ------------
Stephen W. Bershad                 2002        325,000        173,566             --            13,680
   Chairman of the                 2001        315,000         25,000         10,000            62,634
   Board and Chief                 2000        300,000         60,000          6,000            22,778
   Executive Officer

David A. Almeida (4)               2002        185,000        100,374         40,000            29,045
   Vice President--Finance,        2001         21,346             --         25,000             1,756
   Chief Financial Officer
   and Secretary

Kenneth F. Stern                   2002        177,208         66,566         10,000            21,573
   Vice President Planning         2001        170,115         35,145          2,000            14,063
   Strategic and Corporate         2000        164,903         31,969          2,000            19,743
   Development

----------

(1)   Reflects payments under the Axsys' Management Incentive Plan.

(2)   Reflects awards under the Stock Incentive Plan.

(3) Reflects: (i) matching contributions under Axsys' 401(k) Plan which in 2002 totaled $ 3,375 for Mr. Bershad, $4,269 for Mr. Almeida and $4,954 for Mr. Stern (ii) payments under Axsys' executive health insurance plan which in 2002 totaled $9,849 for Mr. Bershad, $24,616 for Almeida, $16,489 for Mr. Stern; and (iii) payments of premiums for term life insurance maintained on behalf of the Named Executives which in 2002 totaled $456 for Mr. Bershad, $160 for Mr. Almeida and $130 for Mr. Stern. Axsys' executive health insurance plan, which covers only officers and certain key employees, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Axsys' basic medical plans.

(4) Mr. Almeida joined Axsys in November 2001. His annual base salary in 2001 was $185,000.

      The following table sets forth certain information regarding the options granted pursuant to the Stock Incentive Plan during the year ended December 31, 2002, to the Named Executives.

                       Stock Options Grants in Fiscal 2002

                                               Percent of
                                                  Total
                               Number of         Options
                              Securities         Granted                                         Grant Date
                              Underlying      to Employees                                        Present
                               Options           through          Exercise Price   Expiration      Value
Name                           Granted      December 31, 2002        ($/Share)        Date        ($) (3)
--------------------          ----------    -----------------     --------------   ----------    ----------
David A. Almeida (1)           40,000              23.17%              $6.79        01/30/12      $178,400
Kenneth F. Stern (2)           10,000               5.79                6.69        03/18/12        43,900

----------

(1) These options vest as to ten thousand (10,000) shares if the consolidated earnings per share during any one year are fifty cents ($0.50) or greater (the "First Tranche"); as long as the First Tranche has become vested and exercisable in an earlier year, as to an additional ten thousand (10,000) shares, if the consolidated earnings per share during any subsequent year are one dollar ($1.00) or greater (the "Second Tranche"); as long as the First Tranche and Second Tranche have become vested and exercisable in earlier years, as to an additional ten thousand (10,000) shares, if the consolidated earnings per share during any subsequent year are one dollar fifty cents ($1.50) or greater (the "Third Tranche"); and as long as the First Tranche, Second Tranche and Third Tranche have become vested and exercisable in earlier years, as to an additional ten thousand (10,000) shares, if the consolidated earnings per share during any subsequent year are two dollars ($2.00) or greater. Any portion of the Option, which is not vested and exercisable sixty (60) days prior to the Expiration Date, shall become then vested and exercisable. Vesting of these options will be accelerated in the event of certain changes in control of Axsys.

(2) These options vest at the rate of 20% per year commencing on the first anniversary of the date of grant. Vesting of these options will be accelerated in the event of certain changes in control of Axsys.

(3) The grant date present value used was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 68%; risk-free interest rate of 5.0%; expected life of 6 years and no dividend yield. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because Axsys' stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of awards pursuant to the Stock Incentive Plan.

      The following table sets forth certain information regarding certain option exercises by the Named Executives in the year ended December 31, 2002. The table also shows information regarding unexercised stock option grants held by Named Executives as of December 31, 2002.

               Aggregate Option Exercises in Last Fiscal Year and

                          Fiscal Year-End Option Values

                           Shares      Value                     Fiscal Year-End Option Values
                         Acquired    Realized           Number of Securities           Value of Unexercised
Name                        on          on             Underlying Unexercised        In-the-Money Options at
                          Exercise    Exercise     Options at Fiscal Year End (#)    Fiscal Year End ($) (1)
                            (#)         ($)         Exercisable    Unexercisable   Exercisable   Unexercisable
Stephen W. Bershad             --          --            21,400           16,600            --              --
David A. Almeida               --          --             5,000           60,000            --          40,400
Kenneth F. Stern               --          --            41,800           17,200            --          11,100

(1) Includes only those options whose exercise prices are lower than $7.80 per share, the closing price for the Common Stock on the Nasdaq National Market on December 31, 2002. The value is based on the difference between the closing price on December 31, 2002 and the exercise price of the option.

                             Terminated Pension Plan

      Axsys had a defined benefit pension plan, which was terminated on July 31, 1989. The estimated annual benefit payable upon retirement to Mr. Bershad, the only Named Executive participating in such plan, is $22,121, assuming retirement at age 65.

                     Agreements with Directors and Officers

      Axsys has entered into indemnification agreements with our directors and executive officers in order to induce them to continue to serve as directors and officers of Axsys, indemnifying them for any and all liabilities incurred by them arising out of their service as directors or officers, other than liabilities arising out of conduct which has been determined in a final adjudication to constitute bad faith or a knowing violation of law or receipt by that person of an improper personal benefit. The rights to indemnification under the agreements are in addition to any rights to indemnification contained in Axsys' Certificate of Incorporation or By-Laws, which provide for indemnification under certain circumstances.

      Axsys has agreed to pay Mr. Stern up to one year's base compensation and certain other benefits in the event of termination by Axsys other than for cause. Mr. Almeida would receive up to six month's base compensation and certain other benefits from Axsys in the event of termination by Axsys other than for cause.

      In February of 1999, in connection with its exploration of strategic alternatives, Axsys entered into severance protection agreements with certain officers and key employees of Axsys, including Stephen W. Bershad and Kenneth F. Stern, which provide for certain benefits if their employment is terminated within two years following a Change in Control (as defined in the agreements) of Axsys. The purpose of the severance protection agreement is to foster the continued employment of officers and employees by allowing them to focus attention on their assigned responsibilities without distraction in the event circumstances arising from the possibility of a change in control of Axsys.

      If a Change in Control occurs, and the executive's employment is terminated by Axsys other than for cause, death or disability or by the executive for good reason within two years thereafter, the executive will be entitled to receive a maximum lump sum cash payment equal to, in the case of Messrs. Bershad and Stern, 2.99 times the executive's "base amount" (as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and generally consisting of the average annual compensation of the executive by Axsys for the five-year period immediately preceding the date of determination) at the executive's election, one year of continuation of health care benefits or its cash equivalent. The severance protection agreements of each of Messrs. Bershad and Stern also provide that the executive will be entitled to the foregoing severance benefits in the event he terminates his employment, with or without good reason, at any time during the one-month period commencing six months following a Change in Control.

      Each of the severance protection agreements had an original term of two years from the date of its execution and automatically renews for a one-year period on each anniversary thereafter, unless either party gives advance notice of non-renewal. Notwithstanding the foregoing, if there is a Change in Control, the agreements will not terminate prior to the expiration of twenty-four months after the date of the Change in Control.

      In October 2000, Axsys entered into an employment agreement with Stephen
W. Bershad. The agreement provided that during the initial period of the agreement, Mr. Bershad would serve as Chairman and CEO of Axsys. The initial period of the agreement, which originally expired on October 12, 2001 or until such other period that Axsys and Mr. Bershad may agree, was extended until October 12, 2002 in October 2001, and then subsequently extended to October 12, 2003 in October 2002. Upon expiration of this initial period and for five years thereafter, Mr. Bershad will serve as Chairman of the Board.

      Under the agreement, Mr. Bershad will receive an annual salary of $325,000, subject to increase in the discretion of the Board, and will have the opportunity to earn an annual incentive bonus based on performance goals determined by the Board at the beginning of each fiscal year. He is also eligible to receive awards under the Stock Incentive Plan.

      If Mr. Bershad's employment is terminated by Axsys other than for cause or by Mr. Bershad for good reason, Mr. Bershad will be entitled to the following:
(1) within ten (10) days of the employment termination date, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the employment termination date, a pro rata portion of the highest annual bonus paid or payable to him in respect of any of the three full fiscal years of Axsys immediately preceding the employment termination date, all benefits accrued and unpaid under any benefit plans, programs or arrangements in which he has been a participant as of his termination and any reimbursable expenses incurred by him on behalf of Axsys during the period ending on the employment termination date;
(2) within thirty (30) days the following the employment termination date, a lump sum payment equal to the greater of (x) two (2) times the sum of (i) his base salary plus (ii) the highest annual bonus paid or payable to him for any of Axsys' three full fiscal years immediately preceding his termination and (y) the amount of the base salary and bonus which would have been paid to him during the employment term had it not been terminated, assuming that the highest annual bonus paid or payable to him for any of Axsys' three full fiscal years immediately preceding his termination would have been paid to him for each full fiscal year during the employment term; and (3) during the greater of (x) the twenty-four (24) month period following the employment termination date and (y) the balance of the employment term, medical, dental, hospitalization, prescription drug, and life insurance coverages and benefits provided to him immediately prior to termination. In addition, all stock options held by him will become fully vested and will remain outstanding for their entire term and all restrictions on all shares of restricted stock or other equity based awards held by him will lapse and will become fully vested. Mr. Bershad would also be entitled to a gross-up for any federal excise tax incurred by him in connection with a change in control of Axsys.

      If the employment term is terminated by reason of Mr. Bershad's death or disability, by Axsys for cause, by Mr. Bershad without good reason, by mutual agreement of the parties, or by expiration of the employment term, Axsys' sole obligation under the employment agreement will be to pay Mr. Bershad or his estate, as the case may be, within thirty (30) days following the employment termination date, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the employment termination date, a pro rata portion of his annual bonus opportunity for the year of termination, all benefits accrued and unpaid under any benefit plans, programs or arrangements in which he has been a participant as of his termination and any reimbursable expenses incurred by him on behalf of Axsys during the period ending on the employment termination date.

      In the event that at any time Mr. Bershad is entitled to receive payments and/or benefits under both his employment agreement and his severance protection agreement, he will receive the payments and/or benefits only under the severance protection agreement.

      Mr. Bershad is subject to a non-competition covenant for two years following termination.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee"), composed of Messrs. Fiorelli, Fried and Hamm, who are not and have never been employees of Axsys, has furnished the following report on executive compensation.

      Under the supervision of the Committee, Axsys has developed and implemented compensation practices, which seek to enhance the profitability of Axsys, and thus stockholder value, by aligning closely the financial interests of the senior managers with those of its stockholders. In furtherance of these goals, Axsys relies to a large degree on annual bonus and longer-term stock incentive compensation to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are not guaranteed and are variable and closely tied to corporate, business unit and individual performance in a manner designed to encourage a sharp and continuing focus on building profitability and stockholder value. The annual bonus and stock incentive compensation is more closely tied to Axsys' success in achieving significant financial and other performance-oriented goals. The Committee considers the total compensation (earned or potentially available) of each of the executive officers and the other senior managers in establishing each element of compensation. Individuals who are eligible for the annual bonus and stock incentive compensation must be employed by Axsys at the time bonus compensation is awarded.

      In evaluating the performance and setting the incentive compensation of the Chief Executive Officer, the Committee took note of Axsys' success in exceeding its budgeted net income before taxes. In addition, significant strategic objectives were achieved including the sale of Teletrac, Inc., Automation Engineering, Inc., and the Fiber Automation Division. As such, the Committee granted an award of $173,566 to the Chief Executive Officer under the Management Incentive Plan for the fiscal year ended December 31, 2002. The Committee also increased Mr. Bershad's annual base compensation to $325,000, effective January 1, 2002.

      In its review of other senior management incentive compensation for 2002, the Committee took into account management's performance against budgeted financial goals and achievement of specific management objectives, each of which was weighted between 25% and 75% towards the attainment of bonus awards.

      The Committee extended the initial term of the October 2000 employment agreement with Mr. Bershad until October 2003.

      During each fiscal year, the Stock Incentive Plan Committee considers the desirability of recommending that the Board of Directors grant senior management, including executive officers, awards under the Stock Incentive Plan, which provides the flexibility to grant longer-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. At December 31, 2002, options covering 466,735 shares of Common Stock had been awarded under the Stock Incentive Plan. In respect of 2002, the Stock Incentive Plan Committee recommended the grant of additional awards under the Stock Incentive Plan to Mr. Almeida in the amount of 40,000 options and to Mr. Stern in the amount of 10,000 options. Each of these grants was approved by the Stock Incentive Plan Committee and ratified and approved by the full Board of Directors.

      The Committee believes that the compensation practices the Committee has implemented and administered have contributed to focusing senior management of Axsys on achieving significant improvements in long-term financial performance.

      Section 162(m) of the Code generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year. The Compensation Committee considers the impact of Section 162(m) on the compensation of its executive officers. Axsys structured and intends to administer the stock option, stock appreciation right and performance unit portions of the Stock Incentive Plan with the intention that the deduction limitation will not apply to the executive officers' compensation payable under this plan. The Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

                                    By:      Compensation Committee:
                                             Anthony J. Fiorelli, Jr.
                                             Eliot M. Fried
                                             Richard F. Hamm, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Each of the Compensation Committee and the Stock Incentive Committee is composed of Messrs. Fiorelli, Fried and Hamm. There are no Compensation Committee interlocks between Axsys and any other entities involving Axsys' executive officers and directors who serve as executive officers of such entities.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the "Audit Committee") has furnished the following report:

      The Audit Committee is composed of Messrs. Fiorelli, Fried and McConnell, who are all independent and financially literate. In accordance with its written charter adopted by the Board of Directors, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by reviewing Axsys' financial information that is provided to shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. The Audit Committee intends to continue to re-evaluate this charter in light of the Sarbanes-Oxley Act of 2002 and the SEC's regulations.

      The Audit Committee met with Ernst and Young LLP ("E&Y"), Axsys' independent auditors, and management to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent auditors prior to recommending their appointment. It also met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial performance. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of Axsys' accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with Axsys' management and E&Y. The Audit Committee has also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

      The Audit Committee has also received and reviewed the written disclosures and the letter from E&Y required by Independence Standard No. 1 "Independence Discussion with Audit Committees" and has discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in Axsys' Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                    By:      Audit Committee:
                                             Anthony J. Fiorelli, Jr.
                                             Eliot M. Fried
                                             Robert G. McConnell

                              INDEPENDENT AUDITORS

Change in Independent Auditors

      In May 2002, Axsys upon Board approval, engaged E&Y to serve as the independent auditors for 2002. Prior to that date, Arthur Andersen LLP ("Andersen") had served as the Company's independent auditors since 1990.

      The reports by Andersen on Axsys' consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on Axsys' consolidated financial statements for 2001 was issued on an unqualified basis in conjunction with the publication of Axsys' 2001 Annual Report to Stockholders and the filing of Axsys' Annual Report on Form 10-K.

      During the Company's two most recent fiscal years, and through the date of the change of independent auditors, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Axsys' consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

      Representatives of E&Y will attend the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions submitted by stockholders.

Fees Paid to the Independent Auditors

      Audit Fees: Fees for audit services totaled $350,000 in 2002, including fees associated with the 2002 annual audit and reviews of Axsys' quarterly reports on Form 10-Q and audits of Axsys' 2000 and 2001 consolidated financial statements.

      Audit-Related Fees: Fees for audit-related services totaled $10,500 related to the audit of Axsys' 401(k) plan.

      The Audit Committee has reviewed the fee information above and recognizes that Axsys' 2002 audit fees were significantly higher than in previous years. These fees were principally driven by the extensive audit work required by E&Y, Axsys' new auditors, in connection with the re-audit of Axsys' 2000 and 2001 consolidated financial statements.

      Aggregate fees billed to Axsys for the fiscal year ended December 31, 2002 by Axsys' independent auditors:

      Audit Fees .................................................    $360,500
      Financial Information Systems Design and Implementation Fees    $      0
      All Other Fees .............................................    $      0

----------

General Information

      The Audit Committee plans to recommend, to the Board of Directors, the engagement of E&Y to serve as the independent auditors for 2003. Representative of E&Y will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions submitted by stockholders.

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph shows the value of a $100 investment in Common Stock from December 31, 1997 through December 31, 2002, as of the dates indicated, compared with the value of a similar investment in the Nasdaq Stock Market Index, the Nasdaq Non-Financial Stock Index and the S&P Technology Sector Index at such times. The Nasdaq Stock Market Index is a broad market index comprising all domestic shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The Nasdaq Non-Financial Stock Index is an index comprising all non-financial common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The S&P Technology Sector Index is an index comprising common shares of companies in the aerospace/defense, communications equipment, electronics and office equipment and supplies industries. The Nasdaq Stock Market Index, the Nasdaq Non-Financial Stock Index and the S&P Technology Sector Index are calculated on a total return basis to include the reinvestment of dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG AXSYS TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE NASDAQ NON-FINANCIAL INDEX AND THE S & P TECHNOLOGY SECTOR INDEX

                           [PERFORMANCE CHART OMITTED]

$100 invested on 12/31/97 in stock or index-including reinvestment of dividends.

---------------------------------------------------------------------------------------------------
                                         12/30/97  12/29/98  12/31/99  12/31/00  12/31/01  12/31/02
---------------------------------------------------------------------------------------------------
Axsys Technologies, Inc. Common Stock      $100      $ 76      $ 72      $148      $ 54      $ 42
---------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index (U.S.)           $100      $141      $261      $157      $125      $ 86
---------------------------------------------------------------------------------------------------
Nasdaq Non-Financial Index                 $100      $147      $288      $168      $128      $ 94
---------------------------------------------------------------------------------------------------
S&P Technology Sector Index                $100      $178      $318      $188      $140      $ 87
---------------------------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Axsys' directors, executive officers and any persons who beneficially own more than 10% of a registered class of Axsys' equity securities to file with the SEC and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Axsys. Officers, directors and stockholders owning more than 10% are required by SEC regulation to furnish Axsys with copies of all Section 16(a) forms they file. To Axsys' knowledge, based solely on the information furnished to Axsys, all applicable
Section 16(a) filing requirements were complied with during the year ended December 31, 2002 except that Mr. David A. Almeida, an executive officer, was late in filing his Statement of Changes in Beneficial Ownership on Form 4 with regard to a grant of incentive stock options for 40,000 shares of Common Stock under Axsys' Incentive Stock Option Plan. The Form 4 was filed promptly as soon as Mr. Almeida was advised of the grant.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

                             FOR 2004 ANNUAL MEETING

      Stockholders who intend to present proposals at the next annual meeting of stockholders, and who wish to have such proposals included in the proxy statement and form of proxy for such meeting, must submit such proposals in writing to the Secretary of Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, and such notice must be received no later than December 13, 2003.

      Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Axsys in writing of the proposal and the information required by the provisions of Axsys' By-Laws dealing with stockholder proposals. The notice must be submitted in writing to Axsys generally not less than 60 days nor more than 90 days in advance of an annual meeting. It is presently anticipated that next year's annual meeting will be held on May 6, 2004 and, accordingly, any stockholder proposal for next year's meeting submitted to Axsys on or between February 6, 2004 and March 7, 2004 will be considered filed on a timely basis. With respect to any proposals that are not filed timely, proxies solicited by Axsys for the 2004 annual meeting may confer discretionary authority to vote on any of those proposals. A copy of Axsys' By-Laws that describes the advance notice procedures can be obtained from the Secretary of Axsys.

      Stockholders who wish to suggest candidates to the Nominating and Governance Committee for consideration as directors may submit names and biographical data in writing to the Secretary of Axsys. Axsys' By-Laws prescribe the procedures a stockholder must follow to nominate a director. For a stockholder to nominate a director at the 2004 Annual Meeting, notice of the nomination must be received by Axsys within the time limits set forth in the immediately preceding paragraph. The notice must describe various matters regarding the nominee, including name, age, business and residence address, occupation and shares held.

      Axsys knows of no other matter to be brought before the meeting. If any other matter requiring a vote of the shares should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any matter in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

      A copy of Axsys' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, will be provided to stockholders without charge upon receipt of a written request to: Investor Relations, Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

April 14, 2003

                                                                       EXHIBIT A

                    Charter of the Compensation Committee of
                            the Board of Directors of
                            Axsys Technologies, Inc.

The Board of Directors (the "Board") of Axsys Technologies, Inc. (the "Company") has constituted and established a Compensation Committee (the "Committee") with authority, responsibility, and specific duties as described in this Compensation Committee Charter.

Composition and Term of Office

The Committee shall be comprised of not less than three (3) independent members of the Board. The members of the Committee shall be elected by the Board annually at the meeting of the Board immediately following the shareholders meeting or as necessary to fill vacancies in the interim. The Board may also change the membership of the Committee at any time provided that the Committee shall at all times be comprised solely of independent directors. The Board shall elect the Chairman of the Committee.

Purpose

The purpose of the Committee shall be to assist the Board in discharging its responsibilities relating to the compensation of the Chief Executive Officer (the "CEO") and the Executive Leadership Team. The Executive Leadership Team is defined as the Chief Financial Officer, Executive Vice Presidents and other direct reports of the CEO.

Meetings

The Committee shall meet at least annually and at such other times, as the Chairman of the Committee or the CEO deems appropriate.

Responsibilities

The Committee shall be responsible for establishing the compensation (including without limitation all stock option grants and bonus targets) of the CEO based on an evaluation of his performance in light of predetermined goals and objectives. In addition, the principal responsibilities of the Committee are to:

o Review and approve corporate goals relevant to the compensation of the CEO and evaluate the CEO's performance in light of these goals and objectives;

o Approve base salaries, salary increases, stock option grants, bonus targets and other remuneration for the Executive Leadership Team, as well as any employment terms for the Executive Leadership Team not part of the standard employment terms relating to its employees generally;

o Review and approve corporate goals relevant to the compensation of the Executive Leadership Team and evaluate the Executive Leadership Team in light of these goals and objectives;

o     Review and approve incentive compensation plans and equity based plans;

o Reports activities of the Committee to the Board at the meeting of the Board following a meeting of the Committee;

o Produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations;

o     Review the Committee's charter at least annually and update as necessary;
      and

o Perform any other activities consistent with this Charter, the Company's By-Laws and governing laws as the Committee or the Board deems appropriate.

Committee Resources

      The Compensation Committee shall have the authority to obtain advice and seek assistance from Company employees, external legal, accounting and other advisors. The Committee shall determine the funding necessary for the payment of compensation to any consultant retained to advise the committee.

Disclosure of Charter

This Charter will be made publicly available on the Company's website, in the manner and at such times as may be required by applicable law or regulations, securities exchange rules or regulations, or at the direction of the Company's Board.

The Board of Directors recommends voting FOR all nominees     Please
for Director                                                  Mark Here
                                                              for Address    |_|
                                                              Change or
                                                              Comments
                                                              SEE REVERSE SIDE

1.    ELECTION OF DIRECTORS

                FOR all nominees
               listed to the right              WITHHOLD
                (except as marked               AUTHORITY
                to the contrary to      to vote for all nominees
                    the right)             listed to the right

                       |_|                         |_|

01 Stephen W. Bershad, 02 Anthony J. Fiorelli, Jr., 03 Eliot M. Fried, 04 Richard F. Hamm, Jr. and 05 Robert G. Stevens

TO WITHHOLD AUTHORITY to vote for any individual nominee listed above, write the name of the nominee(s) in the space provided below.

________________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(The signature(s) on your proxy card should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

Dated:____________________________________________________________________, 2003


__________________________________________________________________________(L.S.)


__________________________________________________________________________(L.S.)
                           (Signature of Stockholder)

                      Sign, Date and Return the Proxy Card
                     Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                            AXSYS TECHNOLOGIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS--May 13, 2003
                                     PROXY

               This Proxy is Solicited by the Board of Directors

      The undersigned hereby authorizes and directs Fidelity Investments Institutional Services Company, Inc., as trustee (the "Trustee") of Axsys Technologies, Inc. Employees Retirement Savings Plan to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Axsys Technologies, Inc. (the "Company") to be held at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut, on the 13th day of May, 2003, at 10:00 a.m., and any adjournment thereof, all shares of Common Stock of the Company allocated to the account of the undersigned under such plan, on the proposals set forth on the reverse side hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement.

      Unless otherwise specified, this proxy will be voted FOR the election of all nominees as Directors, with the discretionary authority set forth herein.

           (Continued, and to be dated and signed, on reverse side.)

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    Address Change/Comments (Mark the corresponding box on the reverse side)
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